Exhibit 99.1

China Green Agriculture, Inc. Reports the Financial Results for the Third Quarter of Fiscal Year 2015,
Provides Guidance of Revenue and Net Income for the Fourth Quarter of Fiscal Year 2015, Confirms Guidance of
Revenue and Updates Net Income for Fiscal Year 2015

XI'AN, China, May 11, 2015 /PRNewswire-Asia-FirstCall/ --

•	Third Quarter of FY 2015 net sales increased 13.1% to $79.5 million; net income increased 37.6% to $9.9 million with EPS of $0.29.
•	The Company Provided Fourth Quarter of Fiscal Year 2015 Guidance Range: Revenue, Net Income and EPS of between $70 million and $84 million, $6 million and $8 million, and $0.17 and $ 0.22 based on 35.6 million fully diluted shares, respectively.
•	The Company Updated Guidance Range of Fiscal Year 2015 as the following: Revenue, Net Income and EPS of between $255 million and $269 million, $29 million and $31 million, and $0.81 and $0.87 based on 35.6 million fully diluted shares, respectively.

China Green Agriculture, Inc. (NYSE: CGA; "China Green Agriculture" or the "Company"), a company mainly produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its subsidiaries in China, today announced its financial results for the quarter ended March 31, 2015.

Financial Summary

Third Quarter 2015 Results (USD)
(Three Months ended March 31, 2015)

	Q3 FY2015	Q3 FY2014	CHANGE (%)
Net Sales	$79.5 million	$70.3 million	13.1%
Gross Profit	$28.2 million	$26.2 million	7.8%
Net Income	$9.9 million	$7.2 million	37.6%
EPS (Diluted)	$0.29	$0.23	25.9%
Weighted Average Shares Outstanding (Diluted)	$34.8 million	$31.8 million	9.3%

(Nine Months ended March 31, 2015)

	Q3 FY2015	Q3 FY2014	CHANGE (%)
Net Sales	$184.8 million	$161.2 million	14.6%
Gross Profit	$75.8 million	$67.5 million	12.3%
Net Income	$23.2 million	$21.3 million	9.3%
EPS (Diluted)	$0.69	$0.68	1.8%
Weighted Average Shares Outstanding (Diluted)	$33.5 million	$31.2 million	7.3%

“We are very pleased with our performance of business operation, generating $9.9 million net income in the third quarter ended March 31, 2015," said Mr. Tao Li, Chairman and Chief Executive Officer of China Green Agriculture." Looking ahead to the fourth quarter of fiscal year 2015, we expect net sales of $70 to $84 million, net income of $6 to $8 million, and EPS of $0.17 to $0.22 based on 35.6 million fully diluted weighted average shares outstanding for the fourth quarter ended June 30, 2015. We are confident in achieving our target for the fourth quarter of fiscal year 2015. "

Third Quarter of FY2015 Results of Operations

Net Sales

Total net sales for the three months ended March 31, 2015 were $79,487,215, an increase of $9,191,234, or 13.1%, from $70,295,981 for the three months ended March 31, 2014. This increase was due to an increase in Gufeng’s and Jinong’s net sales.

For the three months ended March 31, 2015, Jinong’s net sales increased $3,078,813, or 10.2%, to $33,289,392 from $30,210,579 for the three months ended March 31, 2014. This increase was mainly attributable to the greater sales of humic acid fertilizer products including the liquid and powder fertilizers with a higher unit price during this period as a result of the Company’s aggressive marketing strategy and the increased number of its distributors.

For the three months ended March 31, 2015, net sales at Gufeng were $45,022,731, an increase of $5,942,620, or 15.2% from $39,080,111 for the three months ended March 31, 2014. The increase was mainly attributable to Gufeng’s expanded marketing promotion strategy, especially one large amount sale to Sino-agri Group during the last three months.

For the three months ended March 31, 2015, Yuxing’s net sales were $1,175,092, an increase of $169,801 or 16.9%, from $1,005,291 during the three months ended March 31, 2014. The increase was mainly attributable to the increase in market demand on Yuxing’s top grade flowers during the last three months.

Cost of Goods Sold

Total cost of goods sold for the three months ended March 31, 2015 was $51,296,698, an increase of $7,161,432, or 16.2%, from $44,135,266 for the three months ended March 31, 2014. This increase was mainly due to the 13.1% increase in net sales.

Cost of goods sold by Jinong for the three months ended March 31, 2015 was $13,623,964, an increase of $1,449,116, or 11.9%, from $12,174,848 for the three months ended March 31, 2014. The increase was primarily attributable to Jinong’s higher net sales.

Cost of goods sold by Gufeng for the three months ended March 31, 2015 was $36,814,676, an increase of $5,555,791, or 17.8%, from $31,258,885 for the three months ended March 31, 2014. This increase was primarily attributable to an increase in the cost of raw materials and an increase in the sales of fertilizer products.

For the three months ended March 31, 2015, cost of goods sold by Yuxing was $858,058, an increase of $156,525, or 22.3%, from $701,533 for the three months ended March 31, 2014. This increase was mainly due to the increase in Yuxing’s net sales and raw materials costs.

Gross Profit

Total gross profit for the three months ended March 31, 2015 increased by $2,029,802 to $28,190,517, as compared to $26,160,715 for the three months ended March 31, 2014. Gross profit margin was 35.5% and 37.2% for the three months ended March 31, 2015 and 2014, respectively.

Gross profit generated by Jinong increased by $1,629,698, or 9.0%, to $19,655,429 for the three months ended March 31, 2015 from $18,035,731 for the three months ended March 31, 2014. Gross profit margin from Jinong’s sales was approximately 59.1% and 59.7% for the three months ended March 31, 2015 and 2014, respectively. The slight decrease in gross profit margin was mainly due to a small increase in product costs.

For the three months ended March 31, 2015, gross profit generated by Gufeng was $8,208,054, an increase of $386,828, or 4.9%, from $7,821,226 for the three months ended March 31, 2014. Gross profit margin from Gufeng’s sales was approximately 18.2% and 20.0% for the three months ended March 31, 2015 and 2014, respectively. The decrease in gross profit margin was mainly due to the increased weight for lower-margin products sales in Gufeng’s total sales answering to market demand.

For the three months ended March 31, 2015, gross profit generated by Yuxing was $317,034, an increase of $13,276, or 4.4% from $303,758 for the three months ended March 31, 2014.  The gross profit margin was approximately 27.0% and 30.2% for the three months ended March 31, 2015 and 2014, respectively. This decrease in gross profit margin was mainly due to an increase in the cost of raw materials for the three months ended March 31, 2015, compared to the same period in 2014.

Selling Expenses

The selling expenses consisted primarily of salaries of sales personnel, advertising and promotion expenses, freight-out costs and related compensation. Selling expenses were $2,054,025, or 2.6%, of net sales for the three months ended March 31, 2015, as compared to $932,594 or 1.3% of net sales for the three months ended March 31, 2014, an increase of $1,121,431, or 120.2%. The selling expenses of Yuxing were $11,615 or 1.0% of Yuxing’s net sales for the three months ended March 31, 2015, as compared to $12,831, or 1.3% of Yuxing’s net sales for the three months ended March 31, 2014. The selling expenses of Gufeng were $435,347 or 1.0% of Gufeng’s net sales for the three months ended March 31, 2015, as compared to $518,400, or 1.3% of Gufeng’s net sales for the three months ended March 31, 2014. The selling expenses of Jinong for the three months ended March 31, 2015 were $1,607,063 or 4.8% of Jinong’s net sales, as compared to selling expenses of $401,362, or 1.3% of Jinong’s net sales for the three months ended March 31, 2014. The increase in Jinong’s selling expenses was due to Jinong’s expanded marketing efforts and the increase in shipping costs.

Selling Expenses – amortization of deferred assets

The selling expenses - amortization of the Company’s deferred assets were $10,604,586, or 13.3%, of net sales for the three months ended March 31, 2015, as compared to $10,188,098 or 14.5% of net sales for the three months ended March 31, 2014, an increase of $416,488, or 4.1%. This increase was due to the increased amortization of the deferred tax assets for the three months ended March 31, 2015 related to the Company’s business strategy implemented since December 2013 that assists distributors in certain marketing efforts and develops standard stores to expand the Company’s competitive advantages and market shares.

General and Administrative Expenses

General and administrative expenses consisted primarily of related salaries, rental expenses, business development, depreciation and travel expenses incurred by the Company’s general and administrative departments and legal and professional expenses including expenses incurred and accrued for certain litigations. General and administrative expenses were $2,606,749, or 3.3% of net sales for the three months ended March 31, 2015, as compared to $3,463,127, or 4.9%, of net sales for the three months ended March 31, 2014, a decrease of $856,378, or 24.7%. The decrease in general and administrative expenses was mainly due to the related expenses in the stock compensation awarded to the employees which amounted to $1,081,125 for the three months ended March 31, 2015 as compared to $1,833,997 for the three months ended March 31, 2014.

Net Income

Net income for the three months ended March 31, 2015 was $9,916,194, an increase of $2,707,063, or 37.6%, compared to $7,209,131 for the three months ended March 31, 2014. The increase was attributable to the increase in sales offset by lower general and administrative expenses and no impairment of assets in the quarter ended March 31, 2015. Net income as a percentage of total net sales was approximately 12.5% and 10.3% for the three months ended March 31, 2015 and 2014, respectively.

The First Nine Months of FY2015 Results of Operations

Net Sales

Total net sales for the nine months ended March 31, 2015 were $184,840,179, an increase of $23,606,250 or 14.6%, from $161,233,929 for the nine months ended March 31, 2014. This increase was largely due to the increase in Jinong’s and Gufeng’s net sales.

For the nine months ended March 31, 2015, Jinong’s net sales increased $10,685,047, or 12.1%, to $98,946,250 from $88,261,203 for the nine months ended March 31, 2014. This increase was mainly attributable to the greater sales of humic acid fertilizer products including the liquid and powder fertilizers during this period as a result of the increased number of the distributors and the Company’s marketing efforts.

For the nine months ended March 31, 2015, net sales at Gufeng were $82,787,612, an increase of $12,469,403, or 17.7%, from $70,318,209 for the nine months ended March 31, 2014. The increase was mainly attributable to Gufeng’s expanded marketing promotion strategy, especially one large amount sale to Sino-agri Group during the last nine months.

For the nine months ended March 31, 2015, Yuxing’s net sales were $3,106,317, an increase of $451,800, or 17.0%, from $2,654,517 during the nine months ended March 31, 2014. The increase was mainly due to the increase in sales demand on Yuxing’s top-grade flowers during the last nine months.

Cost of Goods Sold

Total cost of goods sold for the nine months ended March 31, 2015 was $109,066,234, an increase of $15,314,223, or 16.3%, from $93,752,011 for the nine months ended March 31, 2014. This increase was mainly due to the 14.6% increase in net sales.

Cost of goods sold by Jinong for the nine months ended March 31, 2015 was $39,318,627, an increase of $2,304,686, or 6.2%, from $37,013,941 for the nine months ended March 31, 2014. Although Jinong lowered the product costs for the mix of products being sold, the increase was primarily attributable to its higher net sales.

Cost of goods sold by Gufeng for the nine months ended March 31, 2015 was $67,448,840, an increase of $12,689,211, or 23.2%, from $54,759,629 for the nine months ended March 31, 2014. This increase was primarily attributable to an increase in the cost of raw materials and an increase in the sales of fertilizer products.

For the nine months ended March 31, 2015, cost of goods sold by Yuxing was $2,298,767, an increase of $320,326, or 16.2%, from $1,978,441 for the nine months ended March 31, 2014. This increase was mainly due to the 17.0% increase in Yuxing’s net sales.

Net Income

Net income for the nine months ended March 31, 2015 was $23,230,713, an increase of $1,967,388, or 9.3%, compared to $21,263,325 for the nine months ended March 31, 2014. The increase was attributable to the increase in net sales offset by an increase in selling expenses and selling expenses – amortization of deferred asset. Net income as a percentage of total net sales was approximately 12.6% and 13.2% for the nine months ended March 31, 2015 and 2014, respectively.

Financial Condition

As of March 31, 2015, cash and cash equivalents were $74,785,851, an increase of $47,895,530, or 178.1%, from $26,890,321 as of June 30, 2014. Net cash used in investing activities for the nine months ended March 31, 2015 was $7,675,141, a decrease of $58,417,165, or 88.4% from $66,092,306 for the nine months ended March 31, 2014. Net cash used in financing activities for the nine months ended March 31, 2015 was $2,689,731, a decrease of $15,902,631 or 120.4% compared to cash provided by financing activities of $13,212,900 for the nine months ended March 31, 2014. We had accounts receivable of $71,832,200 as of March 31, 2015, as compared to $88,781,608 as of June 30, 2014, a decrease of $16,949,408 or 19.1%, which is mainly attributable to Gufeng.

Fourth Quarter Fiscal Year 2015 and Fiscal Year 2015 Guidance

For the fourth quarter ending June 30, 2015, management expects net sales of $70 to $84 million, net income of $6 to $8 million, and EPS of $0.17 to $0.22 based on 35.6 million fully diluted shares. For the fiscal year ending June 30, 2015, management expects net sales of $255 million to $269 million, net income of $29 million to $31 million, and an EPS of $0.81 to $0.87 based on 35.6 million fully diluted shares.

Conference Call

The Company will hold a conference call at 7:00 a.m. ET on Monday, May 11, 2015. Any interested participants are welcome to join in the call by following the dial-in details as set out below. When prompted by the operator, please indicate "China Green Agriculture's Third Quarter Fiscal Year 2015 Financial Results" to join the call.

Event:	CGA Third Quarter Fiscal Year FY2015 Conference Call
Date:	May 11, 2015
Time:	7:00 a.m. ET

To participate in the conference call, please dial any of the following numbers:

PARTICIPANT DIAL IN (TOLL FREE):     1-888-346-8982

PARTICIPANT INTERNATIONAL DIAL IN:     1-412-902-4272

Hong Kong-Local Toll     852-301-84992

Beijing-Local Toll     86-105-357-3132

China Toll Free     86-400-120-1203

Hong Kong Toll Free     852-800-905-945

To access the replay, please dial any of the following numbers:

US Toll Free:     1-877-344-7529

International Toll:     1-412-317-0088

Canada Toll Free:     1-855-669-9658

Replay Access Code:     10065737

End Date: May 18 , 2015

The replay will be available 1 hour after the end of the conference.

Teleconference Replay Available Until: May18, 2015

About China Green Agriculture, Inc.

The Company produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its wholly-owned subsidiaries, i.e.: Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. ("Jinong"), Beijing Gufeng Chemical Products Co., Ltd. ("Gufeng"), and a variable interest entity, Xi'an Hu County Yuxing Agriculture Technology Development Co., Ltd. ("Yuxing"). Jinong produced and sold 121 different kinds of fertilizer products as of March 31, 2015, all of which are certified by the government of the People’s Republic of China (the “PRC”) as Green Food Production Materials, as stated by the China Green Food Development Center. Jinong currently markets its fertilizer products to private wholesalers and retailers of agricultural farm products in 27 provinces, four autonomous regions, and three central-government-controlled municipalities in the PRC. Jinong had 978 distributors in the PRC as of March 31, 2015. Gufeng, and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., are Beijing-based producers of compound fertilizers, blended fertilizers, organic compound fertilizers, and mixed organic-inorganic compound fertilizers. As of March 31, 2015, Gufeng produced and sold 332 different kinds of fertilizer products, and had 278 distributors in the PRC. For more information, visit http://www.cgagri.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic, business and environment conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, the execution of its ten-year growth plan, a satisfactory conclusion of the pending securities class action litigation and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Safe Harbor Statement and the risk factors detailed in the Company's reports filed with the SEC. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by applicable law or regulations.

For more information, please contact:

China Green Agriculture, Inc.

Ms. Ran Liu (English and Chinese)

Tel: +86-29-88266500

Email: liuran@cgagri.com

SOURCE: China Green Agriculture, Inc.